Exhibit 99.1

Sana Biotechnology Reports Fourth Quarter and Full Year 2022 Financial Results and Business Updates

Announced SC291 IND clearance with goal to report initial clinical data this year

Expect to initiate investigator-sponsored trial with hypoimmune-modified primary islet cells with potential clinical data this year

Goal to submit two INDs this year for SC262 and SG299

Targeting multiple additional INDs in 2024

Q4 2022 cash position of $434.0 million

Current cash position enables for runway into 2025

SEATTLE — March 16, 2023 — Sana Biotechnology, Inc. (NASDAQ: SANA), a company focused on creating and delivering engineered cells as medicines, today reported financial results and business highlights for the fourth quarter and year ended December 31, 2022.

“2022 began our transformation from a research focused organization to a clinical-stage company, setting the stage for important clinical data in 2023 and 2024 to better define our product candidates and platforms,” said Steve Harr, Sana’s President and Chief Executive Officer. “The recent clearance of our first IND – for SC291, a hypoimmune-modified, CD19-targeted allogeneic CAR T therapy for patients with B-cell malignancies – offers the first of several near-term opportunities to understand our hypoimmune technology in patients and its potential to move forward important medicines. We anticipate initial clinical data with this program and hypoimmune islet cells in type 1 diabetic patients in 2023. We also expect to file INDs in oncology for an additional allogeneic CAR T program and our first in vivo fusogen program targeting T cells. Our balance sheet gives us the financial strength to build on our execution in 2022 and push our R&D portfolio forward.”

Recent Corporate Highlights

Advancing to the clinic with two opportunities for clinical proof of concept this year for the hypoimmune platform, including ex vivo hypoimmune-modified allogeneic CAR T cells and hypoimmune-modified primary human islet cells:

•

SC291 is a hypoimmune-modified CD19-targeted allogeneic CAR T for patients with B cell malignancies. The SC291 IND has been cleared, and Sana expects to share initial clinical data later this year. Success unlocks potential value of a broader hypoimmune-modified allogeneic CAR T platform with clinically-validated CD22 and BCMA CAR constructs.

•

Sana expects an investigator sponsor trial using primary human hypoimmune-modified islet cells transplanted in type 1 diabetes patients to begin later this year. Sana anticipates sharing initial clinical data later this year. The goal is to understand pancreatic islet cell survival without immunosuppression in these autoimmune patients, providing insight into Sana’s ongoing hypoimmune-modified stem cell-derived pancreatic islet cell program (SC451), which has a goal of filing an IND in 2024.

Building pipeline with potential to deliver multiple clinical data readouts over the next several years across three platforms – ex vivo hypoimmune-modified allogeneic CAR T cells, stem-cell derived cell therapies, and the in vivo fusogen platform:

•

ex vivo hypoimmune-modified allogeneic CAR T platform: Sana has the opportunity to unlock a potentially best-in-class, broadly accessible allogeneic CAR T franchise across multiple patient populations using clinically-validated CAR constructs, including SC291 (CD19), SC262 (CD22), SC255 (BCMA), and beyond.

o

In 2022, entered into an agreement with the National Institutes of Health (NIH) for worldwide exclusive commercial rights to the NIH’s CD22 chimeric antigen receptor with a fully-human binder for use in certain ex vivo allogeneic CAR T applications. This CAR construct has shown a promising efficacy profile in several clinical studies, including in autologous CD19 CAR T cell therapy failures. SC262 incorporates this clinically-validated CAR with T cells manufactured using hypoimmune technology with a goal of filing an IND in 2023.

o

In 2022, entered into a non-exclusive agreement with IASO Biotherapeutics and Innovent Biologics for commercial rights to a clinically-validated fully-human B cell maturation antigen (BCMA) CAR construct. SC255 incorporates this clinically-validated CAR with T cells manufactured using the hypoimmune platform with a goal of filing an IND in 2024.

•	stem-cell derived platform: Sana has several programs using stem-cell derived cell therapies, including SC451 and SC379.
o	SC451 is a hypoimmune stem-cell derived islet cell program for type 1 diabetes with a goal of a 2024 IND.
o	SC379 is a stem-cell derived glial progenitor cell therapy targeting multiple central nervous system diseases with a goal of a 2024 IND.
•

in vivo fusogen platform: The fusogen platform focuses on in vivo cell specific delivery of genetic material. Sana’s lead program using this platform is SG299, previously called SG295, an in vivo CAR T product candidate that utilizes a CD8-

targeted fusosome to deliver a CD19 CAR to generate a CD19-targeted CAR T cell. The company continues to progress earlier programs focused on cell-specific delivery of various payloads.
o

SG299 has the potential to generate CAR T cells in vivo (inside the patient), eliminating the need for conditioning chemotherapy and complex CAR T cell manufacturing. The company’s goal is to file an IND this year to study this drug candidate in patients with B cell malignancies.

o

In 2022, Sana transitioned to a new manufacturing process for SG295 and renamed the product SG299 in connection with that transition. SG299 has at least a 50X improvement in product potency, which Sana believes has the potential to translate into better efficacy, safety, and long-term manufacturability. The company plans to use this second-generation process for the first-in-human studies in patients with B cell malignancies.

o

Demonstrated that two additional fusosome candidates eliminated tumors in preclinical models – a CD4+ T cell targeting fusosome delivering a CD19 CAR and a CD8+ T cell targeting fusosome delivering a CD22 CAR.

Advanced Sana’s hypoimmune ex vivo platform and in vivo fusogen platform with presentations at AACR, ASGCT, ADA, ISSCR, and ASH:

•

ex vivo hypoimmune platform: Sana’s hypoimmune platform makes multiple genomic modifications to cells with the goal of preventing allogeneic transplant rejection, and importantly includes modifications to prevent both adaptive and innate immune recognition and rejection. Sana’s pipeline includes hypoimmune-modified cells to replace damaged or missing cells in the body in a number of different diseases, including, among others, cancer, type 1 diabetes, and various neurologic conditions.

o

Presented preclinical data demonstrating that hypoimmune-modified CAR T cells were able to evade both the innate and adaptive arms of the immune system in animal models while retaining their antitumor activity.

o

Presented preclinical data showing survival of transplanted allogeneic hypoimmune-modified cells of several different types – including pancreatic islet cells, cardiomyocytes, and retinal pigment epithelial cells – in a variety of locations in non-human primates.

o

Presented preclinical data showing that hypoimmune-modified allogeneic regulatory T cells function and are able to evade immune detection in preclinical models. These cells have the potential to treat a variety of autoimmune disorders.

o

Presented preclinical data outlining the importance of CD47 overexpression as part of the hypoimmune platform to evade adaptive and innate immune response, the use of CRISPR/Cas12b in scaled hypoimmune-modified allogeneic CAR T manufacturing, the development of assays to evaluate T cell quality from healthy, allogeneic donors, and the generation of a hypoimmune-modified BCMA-directed allogeneic CAR T cell.

•

hypoimmune-modified pancreatic islet cells: Type 1 diabetes is a disease in which a person’s immune system destroys one’s own pancreatic beta cells, which are a key component in pancreatic islets. Hypoimmune technology is incorporated in SC451, Sana’s ongoing stem cell-derived pancreatic islet cell program, for which Sana has a goal of filing an IND in 2024 for the treatment of type 1 diabetes.

o

Presented preclinical data showing that transplanted hypoimmune-modified pancreatic islet cells evade allogeneic immune response and autoimmune response in a novel type 1 diabetes mouse model. These data build upon previous in vitro data showing that hypoimmune-modified pancreatic islet cells are not recognized by serum from type 1 diabetic patients, including no T cell or antibody recognition.

o	Presented preclinical data showing that hypoimmune-modified islet cells transplanted intramuscularly may be capable of persisting and functioning in diabetic patients without immune suppression.
•

in vivo fusogen platform: Presented additional preclinical data utilizing retargeted fusosomes for in vivo delivery of genetic payloads to various cells, including CD8+ T cells, CD4+ T cells, human hepatocytes, and initial data on our work in hematopoietic stem cells. This technology is the backbone of Sana’s in vivo delivery platform and is incorporated into various product candidates, including SG299.

Announced expected cash runway into 2025 to enable multiple data readouts across the platforms; largest part of cash savings from plans to relocate manufacturing facility to Bothell, Washington

•	Expect cash runway into 2025 enabling multiple data readouts across the platforms based on current timelines for lead programs.
•

Announced decision to move Sana’s manufacturing plant from Fremont, CA to Bothell, WA, resulting in approximately $100 million in expected cost savings compared to the initial build-out plan. As part of this decision, Sana signed a lease agreement to develop an approximately 80,000 square foot manufacturing facility in Bothell, WA. The facility will be designed to support the late-stage clinical and early commercial manufacturing of multiple product candidates across the portfolio.

Announced key corporate updates, building on the company’s scientific excellence and operational capabilities

•

Announced a portfolio prioritization and corporate restructuring designed to optimize the development of programs at or nearing clinical development, continue investments in the core research platforms and innovation, and maintain a strong balance sheet.

•

Named the top place to work on the BioSpace 2023 Best Places to Work small employer list, based on attributes including compensation, innovation, career growth opportunities, leadership, culture, diversity, equity and inclusion, reputation, and flexibility and remote work.

•	Strengthened the leadership team with the appointments of Snehal Patel to lead technical operations and Julie Lepin to lead regulatory affairs.

Fourth Quarter 2022 Financial Results

GAAP Results

•

Cash Position: Cash, cash equivalents, and marketable securities as of December 31, 2022 were $434.0 million compared to $746.9 million as of December 31 2021. The decrease of $312.9 million was primarily driven by cash used in operations of $289.9 million and cash used for the purchase of property and equipment of $20.9 million. Cash used in operations includes $6.2 million of upfront payments related to licensing technology for the company’s CD22 and BCMA programs, $4.3 million of one-time restructuring costs related to the portfolio prioritization and corporate restructuring in the fourth quarter of 2022, and $3.2 million of costs incurred related to the previously planned manufacturing facility in Fremont, CA (the Fremont facility) which will be replaced by the facility in Bothell, WA (the Bothell facility). In addition, our cash balance will increase by $6.7 million in July 2023 as the letter of credit related to the Fremont facility reduces from $6.7 million to $0.6 million in July 2023.

•

Research and Development Expenses: For the three and twelve months ended December 31, 2022, research and development expenses, inclusive of non-cash expenses, were $63.9 million and $285.9 million, respectively, compared to $108.5 million and $248.6 million for the same periods in 2021. The decrease of $44.6 million for the three months ended December 31, 2022 was primarily due to the one-time upfront payment to Beam Therapeutics Inc. (Beam) in the fourth quarter of 2021 to license its gene editing technology, partially offset by an increase in research, development, and third-party manufacturing costs, and facility and software expenses. The increase of $37.3 million for the twelve months ended December 31, 2022 was largely due to increases in personnel-related expenses, including increased headcount to expand Sana’s research and development capabilities, increased research, laboratory, and third-party manufacturing costs, and allocated personnel costs, depreciation expense, and facility and software costs. These increases were partially offset by the one-time upfront payment to Beam in the fourth quarter of 2021 to license its gene editing technology. Research and development expenses for the three and twelve months ended December 31, 2022 include non-cash stock-based compensation of $6.0 million and $26.6 million, respectively, and $5.3 million and $15.2 million, respectively, for the same periods in 2021.

•

Research and Development Related Success Payments and Contingent Consideration: For the three and twelve months ended December 31 2022, Sana recognized non-cash gains of $5.5 million and $84.9 million, respectively, in connection with the change in the estimated fair value of the success payment liabilities and contingent consideration in aggregate. Sana recognized a non-cash gain of $9.9 million for the three months ended December 31, 2021 and a non-cash expense of $57.9 million for the twelve months ended December 31, 2021. The value of these potential liabilities may fluctuate significantly with changes in Sana’s market capitalization and stock price.

•

General and Administrative Expenses: General and administrative expenses for the three months ended December 31, 2022, inclusive of non-cash expenses, were $23.3 million compared to $12.7 million for the same period in 2021. The increase of $10.6 million was primarily due to one-time restructuring costs of $8.7 million, including stock-based compensation of $1.9 million, related to the portfolio prioritization and corporate restructuring in the fourth quarter of 2022, operating costs associated with the Fremont facility, business taxes, and legal fees. These increases were offset by a decline in personnel-related expenses. General and administrative expenses for the twelve months ended December 31, 2022 were $71.6 million compared to $50.4 million for the same period in 2021. The increase of $21.2 million was primarily due to one-time restructuring costs of $8.7 million, including stock-based compensation of $1.9 million, related to the portfolio prioritization and corporate restructuring in the fourth quarter of 2022, the write-off of construction in progress costs incurred in connection with the Fremont facility, personnel-related expenses attributable to an increase in headcount to support Sana’s continued research and development activities, and operating costs associated with the Fremont facility. General and administrative expenses for the three and twelve months ended December 31, 2022 include stock-based compensation of $4.6 million and $11.8 million, respectively, and $2.0 million and $7.1 million, respectively, for the same periods in 2021.

•

Net Loss: Net loss for the three and twelve months ended December 31, 2022 was $80.4 million, or $0.42 per share, and $269.5 million, or $1.43 per share, respectively, compared to $110.7 million, or $0.60 per share, and $355.9 million, or $2.14 per share, respectively, for the same periods in 2021.

Non-GAAP Measures

•

Non-GAAP Operating Cash Burn: Non-GAAP operating cash burn for the twelve months ended December 31, 2022 was $288.3 million compared to $209.6 million for the same period in 2021. Non-GAAP operating cash burn is the decrease in cash, cash equivalents, and marketable securities, excluding cash inflows from financing activities, cash outflows from business development and non-recurring restructuring activities, and the purchase of property and equipment.

•

Non-GAAP General and Administrative Expense: Non-GAAP general and administrative expense for the three and twelve months ended December 31, 2022 was $14.6 million and $58.4 million, respectively, compared to $12.7 million and $50.4 million, respectively, for the same periods in 2021. Non-GAAP general and administrative expense excludes one-time restructuring costs, including stock-based compensation, related to the portfolio prioritization and corporate restructuring in the fourth quarter of 2022 and the write-off of construction in progress costs incurred in connection with the Fremont facility.

•

Non-GAAP Net Loss: Non-GAAP net loss for the three and twelve months ended December 31, 2022 was $77.2 million, or $0.40 per share, and $341.2 million, or $1.81 per share, respectively, compared to $120.6 million, or $0.65 per share, and $298.1 million, or $1.79 per share, respectively, for the same periods in 2021. Non-GAAP net loss excludes non-cash expenses related to the change in the estimated fair value of contingent consideration and success payment liabilities, one-time restructuring costs, including stock-based compensation, related to the portfolio prioritization and corporate restructuring in the fourth quarter of 2022, and the write-off of construction in progress costs incurred in connection with the Fremont facility.

A discussion of non-GAAP measures, including a reconciliation of GAAP and non-GAAP measures, is presented below under “Non-GAAP Financial Measures.”

About Sana

Sana Biotechnology, Inc. is focused on creating and delivering engineered cells as medicines for patients. We share a vision of repairing and controlling genes, replacing missing or damaged cells, and making our therapies broadly available to patients. We are a passionate group of people working together to create an enduring company that changes how the world treats disease. Sana has operations in Seattle, Cambridge, South San Francisco, and Rochester.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Sana Biotechnology, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the company’s vision, progress, and business plans; expectations for its development programs, product candidates and technology platforms, including its pre-clinical, clinical and regulatory development plans and timing expectations, including the expected timing of IND filings for the Company’s product candidates and indications for which such INDs will be filed, and expected timing, substance, and impact of data from clinical trials of its product candidates and an investigator-sponsored trial utilizing hypoimmune-modified primary human islet cells in patients with type 1 diabetes (the IST); expectations regarding the IST, including the Company’s ability to initiate the IST and the potential of the IST to provide insight on the performance of the Company’s hypoimmune technology and SC451 program, including in patients; the potential to generate a pipeline of allogeneic CAR T therapies using clinically-validated CAR constructs; expectations regarding the Company’s expected use of a CD22 chimeric antigen receptor with a fully-human binder in-licensed from the NIH; expectations with respect to the potential therapeutic benefits and impact of its development programs; the potential of the Company’s SG299 program to generate CAR T cells in vivo and the potential impact thereof; the potential advantages of the second-generation manufacturing process for the Company’s SG299 program; the potential ability of the hypoimmune platform to make genomic modifications to cells to prevent allogeneic transplant rejection and the potential ability of such modifications to prevent both adaptive and innate immune recognition and rejection, and the potential benefits associated therewith; the potential ability of the Company’s pipeline of hypoimmune-modified cells to replace damaged or missing cells in the body in various diseases, including cancer, type 1 diabetes, and various neurologic conditions; the Company’s expected cash runway and the potential impact thereof on the Company’s development programs, including data readouts from such programs; expectations regarding cost savings associated with its decision to move the Company’s manufacturing plant from Fremont, California to Bothell, Washington; expectations with respect to the design of the Company’s manufacturing plant; the expected outcomes and benefits associated with the Company’s portfolio prioritization; expectations regarding the impact of a reduction in the amount of the letter of credit for the Company’s Fremont, California facility on the Company’s cash balance; and the potential impact of changes in the Company’s market capitalization and stock price on its potential success payment and contingent consideration liabilities. All statements other than statements of historical facts contained in this press release, including, among others, statements regarding the Company’s strategy, expectations, cash runway and future financial condition, future operations, and prospects, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results to vary materially, including, among others, the risks inherent in drug development such as those associated with the initiation, cost, timing, progress and results of the Company’s current and future research and development programs, preclinical and clinical trials, as well as the economic, market and social disruptions due to the ongoing COVID-19 public health crisis. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s Securities and Exchange Commission (SEC) reports, including but not limited to its Annual Report on Form 10-K dated March 16, 2023. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

###

Investor Relations & Media:

Nicole Keith

investor.relations@sana.com

media@sana.com

Sana Biotechnology, Inc.

Unaudited Selected Consolidated Balance Sheet Data

	December 31, 2022	December 31, 2021
	(in thousands)
Cash, cash equivalents, and marketable securities	$434,014	$746,877
Total assets	822,720	1,129,407
Contingent consideration	150,379	153,743
Success payment liabilities	21,007	102,525
Total liabilities	323,405	400,905
Total stockholders' equity	499,315	728,502

Sana Biotechnology, Inc.

Unaudited Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in thousands, except per share data)
Operating expenses:
Research and development	$63,921	$108,505	$285,885	$248,626
Research and development related success payments and contingent consideration	(5,454)	(9,905)	(84,882)	57,873
General and administrative	23,321	12,679	71,561	50,410
Total operating expenses	81,788	111,279	272,564	356,909
Loss from operations	(81,788)	(111,279)	(272,564)	(356,909)
Interest income, net	1,613	267	3,762	676
Other income (expense), net	(268)	281	(674)	305
Net loss	$(80,443)	$(110,731)	$(269,476)	$(355,928)
Net loss per common share - basic and diluted	$(0.42)	$(0.60)	$(1.43)	$(2.14)
Weighted-average number of common shares - basic and diluted	190,420	183,987	188,344	166,433

Sana Biotechnology, Inc.

Changes in the Estimated Fair Value of Success Payments and Contingent Consideration

	Success Payment Liability(1)	Contingent Consideration(2)	Total Success Payment Liability and Contingent Consideration
	(in thousands)
Liability balance as of December 31, 2021	$102,525	$153,743	$256,268
Changes in fair value – gain	(54,910)	(528)	(55,438)
Liability balance as of March 31, 2022	47,615	153,215	200,830
Changes in fair value – gain	(14,098)	(3,830)	(17,928)
Liability balance as of June 30, 2022	33,517	149,385	182,902
Changes in fair value – expense (gain)	2,193	(8,255)	(6,062)
Liability balance as of September 30, 2022	35,710	141,130	176,840
Changes in fair value – expense (gain)	(14,703)	9,249	(5,454)
Liability balance as of December 31, 2022	$21,007	$150,379	$171,386
Total change in fair value for the twelve months ended December 31, 2022	$(81,518)	$(3,364)	$(84,882)

(1)

Cobalt Biomedicine, Inc. (Cobalt) and the Presidents of Harvard College (Harvard) are entitled to success payments pursuant to the terms and conditions of their respective agreements. The success payments are recorded at fair value and remeasured at each reporting period with changes in the estimated fair value recorded in research and development related success payments and contingent consideration on the statement of operations.

(2)

Cobalt is entitled to contingent consideration upon the achievement of certain milestones pursuant to the terms and conditions of the agreement. Contingent consideration is recorded at fair value and remeasured at each reporting period with changes in the estimated fair value recorded in research and development related success payments and contingent consideration on the statement of operations.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), Sana uses certain non-GAAP financial measures to evaluate its business. Sana’s management believes that these non-GAAP financial measures are helpful in understanding Sana’s financial performance and potential future results, as well as providing comparability to peer companies and period over period. In particular, Sana’s management utilizes non-GAAP operating cash burn, non-GAAP research and development expense and non-GAAP net loss and net loss per share. Sana believes the presentation of these non-GAAP measures provides management and investors greater visibility into the Company’s actual ongoing costs to operate its business, including actual research and development costs unaffected by non-cash valuation changes and certain one-time expenses for acquiring technology, as well as facilitating a more meaningful comparison of period-to-period activity. Sana excludes these items because they are highly variable from period to period and, in respect of the non-cash expenses, provides investors with insight into the actual cash investment in the development of its therapeutic programs and platform technologies.

These are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with Sana’s financial statements prepared in accordance with GAAP. These non-GAAP measures differ from GAAP measures with the same captions, may be different from non-GAAP financial measures with the same or similar captions that are used by other companies, and do not reflect a comprehensive system of accounting. Sana’s management uses these supplemental non-GAAP financial measures internally to understand, manage, and evaluate Sana’s business and make operating decisions. In addition, Sana’s management believes that the presentation of these non-GAAP financial measures is useful to investors because they enhance the ability of investors to compare Sana’s results from period to period and allows for greater transparency with respect to key financial metrics Sana uses in making operating decisions. The following are reconciliations of GAAP to non-GAAP financial measures:

Sana Biotechnology, Inc.

Unaudited Reconciliation of Change in Cash, Cash Equivalents, and Marketable Securities to

Non-GAAP Operating Cash Burn

	Twelve Months Ended December 31,
	2022	2021
	(in thousands)
Beginning cash, cash equivalents, and marketable securities	$746,877	$411,995
Ending cash, cash equivalents, and marketable securities	434,014	746,877
Change in cash, cash equivalents, and marketable securities	(312,863)	334,882
Cash paid to purchase property and equipment	20,876	29,862
Change in cash, cash equivalents, and marketable securities, excluding capital expenditures	(291,987)	364,744
Adjustments:
Cash paid for restructuring(1)	4,333	-
Cash paid to acquire technology(2)	-	52,096
Net proceeds from issuance of common stock(3)	(601)	(626,405)
Operating cash burn - Non-GAAP	$(288,255)	$(209,565)

(1)

The non-GAAP adjustment of $4.3 million for the twelve months ended December 31, 2022 consisted of cash payments related to the portfolio prioritization and corporate restructuring in the fourth quarter of 2022.

(2)

The non-GAAP adjustment of $52.1 million for the twelve months ended December 31, 2021 consisted of the one-time upfront payment of $50.0 million to Beam to license its gene editing technology and holdback payments of $2.1 million related to the acquisitions of Cytocardia, Inc. and Oscine Corp.

(3)

Net proceeds of $0.6 million were received in connection with the at the market sales agreement in the twelve months ended December 31, 2022. Net proceeds of $626.4 million were received in connection with the initial public offering in the twelve months ended December 31, 2021.

Sana Biotechnology, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP General and Administrative Expense

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in thousands)
General and administrative - GAAP	$23,321	$12,679	$71,561	$50,410
Adjustments:
Write-off of construction in progress costs incurred in connection with the previously planned Fremont facility(1)	-	-	(4,474)	-
Costs incurred in connection with restructuring(2)	(8,704)	-	(8,704)	-
General and administrative - Non-GAAP	$14,617	$12,679	$58,383	$50,410

(1)	The Fremont facility will be replaced with the Bothell facility.
(2)	One-time restructuring costs, including stock-based compensation of $1.9 million, related to the portfolio prioritization and corporate restructuring in the fourth quarter of 2022.

.

Sana Biotechnology, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in thousands, except per share data)
Net loss - GAAP	$(80,443)	$(110,731)	$(269,476)	$(355,928)
Adjustments:
Change in the estimated fair value of the success payment liabilities(1)	(14,703)	(31,667)	(81,518)	26,031
Change in the estimated fair value of contingent consideration(2)	9,249	21,762	(3,364)	31,842
Write-off of construction in progress costs incurred in connection with the previously planned Fremont facility3)	-	-	4,474	-
Costs incurred in connection with restructuring(4)	8,704	-	8,704	-
Net loss - Non-GAAP	$(77,193)	$(120,636)	$(341,180)	$(298,055)
Net loss per share - GAAP	$(0.42)	$(0.60)	$(1.43)	$(2.14)
Adjustments:
Change in the estimated fair value of the success payment liabilities(1)	(0.08)	(0.17)	(0.43)	0.16
Change in the estimated fair value of contingent consideration(2)	0.05	0.12	(0.02)	0.19
Write-off of construction in progress costs incurred in connection with the previously planned Fremont facility(3)	-	-	0.02	-
Costs incurred in connection with restructuring(4)	0.05	-	0.05	-
Net loss per share - Non-GAAP	$(0.40)	$(0.65)	$(1.81)	$(1.79)
Weighted-average shares outstanding - basic and diluted	190,420	183,987	188,344	166,433

(1)

For the three months and twelve ended December 31, 2022, the gains related to the Cobalt success payment liability were $12.9 million and $69.3 million, respectively, compared to a gain of $23.3 million and an expense of 23.6 million for the same periods in 2021. For the three months and twelve ended December 31, 2022, the gains related to the Harvard success payment liability were $1.8 million and $12.2 million, respectively, compared to a gain of $8.4 million and an expense of $2.4 million for the same periods in 2021.

(2)	The contingent consideration was recorded in connection with the acquisition of Cobalt.
(3)	The Fremont facility will be replaced with the Bothell facility.
(4)	One-time restructuring costs, including stock-based compensation of $1.9 million, related to the portfolio prioritization and corporate restructuring in the fourth quarter of 2022.